EXHIBIT 99.1

Inuvo Posts Record Q1 2025 Revenue of $26.7M, up 57% Year-Over-Year

Management to host conference call at 8:30 AM ET, Friday, May 9, 2025

LITTLE ROCK, AR, May 9, 2025 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE American: INUV), a leading provider of artificial intelligence AdTech solutions, today provided a business update and announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights:

•	Revenue was a record $26.7 million; a 57% increase compared to $17.0 million in Q1 2024; highest revenue in the Company’s history.
•	Gross profit increased 41% to $21.1 million, compared to $14.9 million in Q1 2024.
•	Net loss per share was $0.01 compared to $0.02 in the prior year.
•	Adjusted EBITDA loss was $22 thousand, compared to a loss of $1.0 million for Q1 2024.

First Quarter 2025 Operational Highlights:

•	The company launched the enhanced IntentKey Self-Serve Platform, an advanced AI agent for audience discovery and targeting.
•	The company added 20 new IntentKey clients and now has 15 self-service clients.
•	The company introduced IntentKey zip code-level audience insights and targeting.
•	The company materially grew both Platform and the Agencies & Brands product lines.

Richard Howe, CEO of Inuvo, stated, “I’m thrilled to announce another record quarter, our second consecutive, with 57% year-over-year growth driven by both product lines. As Q1 is typically our weakest quarter, this strong performance sets a positive tone for the year ahead.” Mr. Howe added, “Our Platform product is benefiting from technology and service enhancements initiated in late 2023, while Agencies & Brands are thriving with enhanced capabilities that enable marketers to quickly identify and target virtually any audience they can conceive, in minutes.”

Financial Results for the First Quarter Ended March 31,2025

Net revenue for the first quarter of 2025 totaled $26.7 million, compared to $17.0 million for the same period last year.  The increase in revenue for the three-month period ended March 31, 2025, compared to the same period in the prior year came from a 61% increase within Platforms and a 31% increase within Agencies & Brands.

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Cost of revenue for the first quarter of 2025 totaled $5.6 million, compared to $2.1 million for the same period last year. The increase in the cost of revenue for the three months ended March 31, 2025, as compared to the same period last year, was related to higher Platform revenue and the introduction of a new product.

Gross profit for the three months ended March 31, 2025, totaled $21.1 million as compared to $14.9 million for the same period last year. Gross profit margin for the three months ended March 31, 2025, was 79% as compared to 87.7% for the same period last year.The lower gross margin was due to changes in product mix.

Operating expenses for the three months ended March 31, 2025, totaled $22.9 million compared to $17 million for the same period last year. Operating expenses are composed of marketing costs, compensation and general & administrative expenses. For the three-months ended March 31, 2025, all three categories of operating expense increased year-over-year.

Marketing costs increased due to the higher expenses associated with Platform revenue growth. Compensation expense was higher due primarily to a one-time accrual of an employee benefit of $335,000 and to higher incentive accrual. General and administrative expense was $1.1 million higher year-over-year primarily due to a reduction of the allowance for expected credit losses last year.

Finance expense, net of interest income, for the three months ended March 31, 2025, was $28 thousand compared to $20 thousand in the same quarter last year. Finance expense this year included $77 thousand of interest income from the Internal Revenue Service (IRS) for a delayed employee retention credit.

Other income was approximately $541 thousand for the three months ended March 31, 2025 in comparison with $0 for the same quarter in 2024. In March 2025, the Company received a payment from the IRS totaling $610 thousand in connection with an employee retention credit filed in 2023. Of the total payment, $533 thousand was recognized in other Income.

Net loss for the first quarter of 2025 was $1.3 million, or $0.01 per basic and diluted share, as compared to net loss of $2.1 million, or $0.02 per basic and diluted share, for the same period last year.

Adjusted EBITDA [see reconciliation table below] was near break-even at a loss of approximately $22 thousand in the first quarter of 2025 compared to a loss of approximately $1.0 million for the same period last year.

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Liquidity and Capital Resources:

On March 31, 2025, Inuvo had $2.6 million in cash and cash equivalents, an unused working capital facility of $10.0 million and no debt.

As of May 2, 2025, Inuvo had 144,253,434 common shares issued and outstanding.

Conference Call Details:

Date: Friday, May 9, 2025

Time: 8:30 a.m. Eastern Time

Toll-free Dial-in Number: 1-800-717-1738

International Dial-in Number: 1- 646-307-1865

Conference ID: 11109974

Webcast Link: HERE

A telephone replay will be available through Friday, May 23, 2025. To access the replay, please dial 1- 844-512-2921 (domestic) or 1- 412-317-6671 (international). At the system prompt, please enter the code 11109974 followed by the # sign. You will then be prompted for your name, company, and phone number. Playback will then automatically begin.

About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its IntentKey® AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning to the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s quarter-end financial close process and preparation of financial statements for the quarter that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed on February 27, 2025, and our other filings with the SEC.  Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information which appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:

Wally Ruiz

Chief Financial Officer

Tel (501) 205-8397

wallace.ruiz@inuvo.com

(Tables follow)

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INUVO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31	March 31
	2025	2024
Net revenue	$26,708,032	$17,023,777
Cost of revenue	5,620,941	2,099,042
Gross profit	21,087,091	14,924,735
Operating expenses:
Marketing costs	17,512,994	13,102,644
Compensation	3,599,321	3,224,859
General and administrative	1,744,563	688,510
Total operating expenses	22,856,878	17,016,013
Operating loss	(1,769,787)	(2,091,278)
Interest expense, net	27,929	20,380
Other income	(540,571)	-
Income tax expense	2,676	-
Net loss	$(1,259,821)	$(2,111,658)
Other comprehensive income:
Unrealized gain (loss) on marketable securities	-	-
Comprehensive income (loss)	$(1,259,821)	$(2,111,658)

Net loss per share, basic and diluted	($0.01)	($0.02)
Weighted average shares outstanding:
Basic	142,719,274	138,789,669
Diluted	142,719,274	138,789,669

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INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2025	2024
Assets

Cash and cash equivalent	$2,561,993	$2,459,245
Accounts receivable, net	12,022,440	12,545,771
Prepaid expenses and other current assets	738,995	639,805
Total current assets	15,323,428	15,644,821

Property and equipment, net	1,793,966	1,792,903

Goodwill	9,853,342	9,853,342
Intangible assets, net of accumulated amortization	3,777,499	3,897,875
Other assets	943,956	1,006,990

Total assets	$31,692,191	$32,195,931

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$7,257,005	$8,422,351
Accrued expenses and other current liabilities	10,221,581	9,463,537
Total current liabilities	17,478,586	17,885,888

Long-term liabilities	766,891	835,271

Total stockholders' equity	13,446,714	13,474,772
Total liabilities and stockholders' equity	$31,692,191	$32,195,931

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RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	March 31	March 31
	2025	2024
Net loss	$(1,259,821)	$(2,111,658)
Interest expense, net	27,929	20,380
Income tax expense	2,676	-
Depreciation and amortization	568,042	673,203
EBITDA	(661,174)	(1,418,075)
Stock-based compensation	304,284	396,312
Non recurring items:
Employee Benefit	335,000	-
Adjusted EBITDA	$(21,890)	$(1,021,763)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

We present EBITDA and Adjusted EBITDA as a supplemental measure of our performance. We defined EBITDA as Net loss plus (i) interest expense, (ii) depreciation, and (iii) amortization. We further define Adjusted EBITDA as EBITDA plus (iv) stock-based compensation and (v) certain identified expenses that are not expected to recur or be representative of future ongoing operation of the business. These adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

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